As filed with the Securities and Exchange Commission on October 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M3-BRIGADE ACQUISITION III CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-3185502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1700 Broadway, 19th Floor

New York, New York 10019

Telephone: (212) 202-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mohsin Y. Meghji

Executive Chairman of the Board of Directors

1700 Broadway – 19th Floor

New York, NY 10019

Phone: (212) 202-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Huntington, Esq. David A. Curtiss, Esq.	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Ellenoff Grossman & Schole LLP
1285 Avenue of the Americas	1345 Avenue of the Americas
New York, NY 10019	New York, NY 10105
Tel: (212) 373-3124	Tel: (212) 370-1300
Fax: (212) 492-0124	Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-256017)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable public warrant(2)	1,265,000 Units	$10.00	$12,650,000	$1,173
Shares of Class A common stock included as part of the units(3)	1,265,000 Shares	—	—	— (4)
Redeemable public warrants included as part of the units(3)	421,667 Public Warrants	—	—	— (4)
Shares of Class A common stock issuable upon exercise of redeemable public warrants included as part of the units	421,667 Shares	$11.50	$ 4,849,171	$ 450
Total			$17,499,171	$1,623(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-256017).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $397,708,329.50 on its Registration Statement on Form S-1, as amended (File No. 333-256017), which was declared effective by the Securities and Exchange Commission on October 21, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $17,499,171 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,265,000 additional units of M3-Brigade Acquisition III Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-third of one redeemable public warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole public warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole public warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-256017) (the “Prior Registration Statement”), initially filed by the Registrant on May 11, 2021, and was amended on June 11, 2021 and was further amended on September 8, 2021, September 22, 2021, and October 13, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on October 21, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 22, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 22, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.		Exhibits and Financial Statement Schedules.

(a	)	Exhibits. The following exhibits are being filed herewith:

Exhibit		Description

5.1		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Registrant.

23.1		Consent of BDO USA, LLP.

23.2		Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

(b	)	Financial Statements. Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 21st day of October, 2021.

M3-Brigade Acquisition III Corp.

By:	/s/ Mohsin Meghji
Name: Mohsin Meghji Title: Executive Chairman of the Board of Directors

Signature	Title	Date

/s/ Mohsin Meghji	Executive Chairman of the Board of Directors	October 21, 2021
Mohsin Meghji	(Principal Executive Officer)

/s/ Matthew Perkal	Chief Executive Officer	October 21, 2021
Matthew Perkal

/s/ Christopher Good	Chief Financial Officer	October 21, 2021
Christopher Good	(Principal Financial and Principal Accounting Officer)

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